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                                                                    EXHIBIT 4.11

                                                                  EXECUTION COPY

                              MDP ACQUISITIONS PLC


                                       and


                             DEUTSCHE BANK AG LONDON

                            As Book-Entry Depositary,

                             DEUTSCHE BANK AG LONDON

                                As Note Custodian

                                       and

                       THE OWNERS OF BOOK-ENTRY INTERESTS

                                       in

               EURO 100,000,000 15.5% Subordinated Notes due 2013


                           ---------------------------

                       EURO DEPOSIT AND CUSTODY AGREEMENT

                           DATED AS OF OCTOBER 2, 2002

                           ---------------------------

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                       EURO DEPOSIT AND CUSTODY AGREEMENT

            THIS AGREEMENT (the "Agreement") is made as of this 2nd day of October, 2002 by and among MDP Acquisitions plc, a public limited company incorporated and existing under the laws of Ireland (the "Issuer"), which is party hereto for the limited purposes referred to herein, Deutsche Bank AG London, as the "Book-Entry Depositary" (as defined below), Deutsche Bank AG London, as the "Note Custodian" (as defined below), and owners from time to time of Book-Entry Interests.

                                   ARTICLE ONE

                    DEFINITIONS AND OTHER GENERAL PROVISIONS

SECTION 1.01 DEFINITIONS.

            The following terms, as used herein, have the following meanings:

            "Additional Amounts" shall have the meaning ascribed to it in
Section 2.15 hereof.

            "Affiliate" shall have the meaning ascribed to it in the Indenture.

            "Applicable Procedures" means, with respect to any transfer or transactions involving a Global Note or beneficial interests therein, the rules and procedures for any Depositary for such Note, to the extent applicable to such transfer or transaction and as in effect at the time of such transfer or transaction.

            "Board Resolution" shall have the meaning ascribed to it in the Indenture.

            "Book-Entry Depositary" means the party named as such in this Agreement or its nominee or the custodian for either until a successor shall have become such pursuant to Section 3.08 hereof, and thereafter "Book-Entry Depositary" shall mean its successor or its nominee or the custodian for either.

            "Book-Entry Interests" means beneficial interests in any Certificated Depositary Interests issued pursuant to this Agreement and reflected on the records maintained by the Book-Entry Depositary, which are eligible for trading through the book-entry system of a Depositary. References to Book-Entry Interests in a Global Note should be understood to mean Book-Entry Interests in the Certificated Depositary Interest issued with respect to such Global Note.

            "Business Day" shall have the meaning ascribed to it in the Indenture.

            "Certificated Depositary Interest" means a certificate (in substantially the form of Annex A hereto) representing an interest in a Global Note held by the Book-Entry Depositary that (i) shall at all times prior to the issuance of Definitive Notes in respect thereof represent the right to receive 100% of the principal, premium (if any), interest, Additional Amounts (if any) of, and Liquidated Damages (if any) in respect of, the underlying Global Note and the right to

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require the Book-Entry Depositary to procure the issue of one or more Definitive
Notes representing up to 100% of the principal amount represented by such Global Note and (ii) is issued by the Book-Entry Depositary to a Depositary or its nominee.

            "Clearstream" means Clearstream Banking, SOCIETE ANONYME.

            "Common Depositary" means Deutsche Bank AG London or its successor, as common depositary for Euro clear and Clearstream, their successors or nominees.

            "Company Order" shall have the meaning ascribed to it in the Indenture.

            "Corporate Trust Office" means the offices of the Book-Entry Depositary in London, England, at which any particular time its corporate trust business shall be principally administered, which at the date hereof is located at Winchester House, 1 Great Winchester Street, London, EC2N 2DB. The Corporate Trust Office will at all times be outside Ireland.

            "Definitive Notes" shall have the meaning ascribed to them in the Indenture.

            "Depositaries" means, Euro clear and Clearstream or, as appropriate, the Common Depositary for Euro clear and Clearstream and the nominee of any of these, and any successor of any of these as the owner of the Certificated Depositary Interests and indicated as such in the records of the Book-Entry Depositary.

            "Event of Default" shall have the meaning ascribed to it in the Indenture.

            "Exchange Offer" shall have the meaning ascribed to it in the Indenture.

            "Euroclear" means Euro clear Bank S.A./N.V.

            "Global Notes" shall have the meaning ascribed to them in the Indenture. References to the "Global Notes" shall mean each of the Regulation S Global Notes and the Rule 144A Global Notes.

            "Holder" shall have the meaning ascribed to it in the Indenture.

            "Indenture" means the Euro Indenture of even date among the Issuer, Deutsche Bank Trust Company Americas, as Trustee, Deutsche Bank Luxembourg S.A., as Paying Agent and transfer agent, and Deutsche Bank AG London as Principal Paying Agent and transfer agent, relating to 15.5% Subordinated Notes due 2013 of the Issuer as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental thereto entered into pursuant to the applicable provisions thereof, including for all purposes the provisions of the TIA that are deemed to be a part of and govern such instrument.

            "Issuer" means the party named as such in this Agreement until a successor replaces it pursuant to the applicable provisions of the Indenture and, thereafter, means the successor.

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            "Note Custodian" means Deutsche Bank AG London at its corporate trust offices at Winchester House, 1 Great Winchester Street, London, EC2N 2DB, in its capacity as custodian of the Global Notes and its successors.

            "Notes" shall have the meaning ascribed to them in the Indenture.

            "Officers' Certificate" shall have the meaning ascribed to it in the Indenture.

            "Opinion of Counsel" means a written opinion from legal counsel, who may be counsel to the Issuer and who shall otherwise be reasonably satisfactory to the Book-Entry Depositary.

            "Participants" shall have the meaning ascribed to them in Section 2.02.

            "Person" shall have the meaning ascribed to it in the Indenture.

            "Regulation S Global Notes" shall have the meaning ascribed to them in the Indenture.

            "Responsible Officer" means, with respect to the Book-Entry Depositary, any director, managing director, vice president, assistant vice president, corporate trust officer, assistant corporate trust officer, secretary, assistant secretary, treasurer, assistant treasurer, associate or any other officer or assistant officer of the Book-Entry Depositary customarily performing functions similar to those performed by the persons who at that time shall be such officers having direct responsibility for the administration of this Agreement, and also means, with respect to a particular corporate trust matter, any other officer to whom such trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

            "Restricted Period" means the period of 41 consecutive days beginning on and including the later of (i) the day on which Notes are first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (ii) the day on which the closing of the offering of the Notes occurs.

            "Rule 144A Global Notes" shall have the meaning ascribed to them in the Indenture.

            "Securities Act" means the United States Securities Act of 1933, as amended.

            "TIA" shall have the meaning ascribed to it in the Indenture.

            "Trustee" means the Person acting as Trustee under the Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of the Indenture, and thereafter "Trustee" shall mean such successor Trustee.

            "Unrestricted Global Note" means a Global Note other than a Rule 144A Global Note (but which may be a Regulation S Global Note), with respect to which Book-Entry Interests therein may be transferable without material restriction under the Securities Act.

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SECTION 1.02 RULES OF CONSTRUCTION.

            Unless the context otherwise requires: (1) a term has the meaning assigned to it; (2) any capitalized term not otherwise defined herein shall have the meaning ascribed to it in the Indenture; (3) "or" is not exclusive; (4) "including" means including without limitation; (5) words in the singular include the plural and words in the plural include the singular; and (6) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

                                   ARTICLE TWO

                              BOOK-ENTRY INTERESTS

SECTION 2.01 DEPOSIT OF THE GLOBAL NOTE.

            The Note Custodian hereby accepts custody of the Global Notes for and on behalf of the Book-Entry Depositary and shall act as custodian thereof for and on behalf of the Book-Entry Depositary in accordance with the terms of this Agreement. The Note Custodian shall hold such Global Notes at its corporate trust office in London, England or at such other place or places outside Ireland as the Book-Entry Depositary may determine with the prior written consent of the Issuer and the Book-Entry Depositary shall issue a Certificated Depositary Interest with respect to each Global Note in accordance with the Applicable Procedures. For the avoidance of doubt, the Book-Entry Depositary shall not act out of or through any branch in Ireland in connection with any of the functions contemplated by this Agreement. The Certificated Depositary Interests shall be issuable only to a Depositary. Nothing in this Agreement shall affect the legal rights of the Holder of any Global Note or the obligations of the Issuer or the Trustee to such Holder.

SECTION 2.02 BOOK-ENTRY SYSTEM.

            (a) Upon acceptance by the Depositaries of the Certificated Depositary Interests representing interests in the Global Notes for entry into their book-entry settlement system in accordance with the Applicable Procedures, Book-Entry Interests will be issued by the Depositaries and traded through the book-entry systems of the Depositaries, and ownership of such Book-Entry Interests shall be shown in, and the transfer of such ownership shall be effected only through, records maintained by (i) the Depositaries or (ii) institutions that have accounts with the Depositaries ("Participants"). Book-Entry Interests shall be transferable only as units representing authorized denominations of the Notes and in the manner contemplated by the Indenture.

            (b) Except as provided in Section 2.05, no owner of Book-Entry Interests shall be entitled to receive a Definitive Note on account of such ownership or in exchange for beneficial interests in Global Notes and such owner's interest therein shall be shown only in accordance with the Applicable Procedures.

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SECTION 2.03 PROCEDURES IN THE EVENT OF AN EXCHANGE OFFER.

            Upon receipt by the Book-Entry Depositary or the Note Custodian as holder of the Global Notes for on behalf of the Book-Entry Depositary of notice of either the commencement of an Exchange Offer or the implementation of arrangements permitting the resale by holders of Notes pursuant to the registration provisions of the Securities Act, the Book-Entry Depositary or the Note Custodian will forward to the Depositaries materials relating to such Exchange Offer or other arrangements with any additional instructions applicable to owners of Book-Entry Interests. In the case of an Exchange Offer, upon notice by the Depositaries of the principal amount of Book-Entry Interests in the Regulation S Global Note or the Rule 144A Global Note (as applicable) tendered in response to the Exchange Offer, the Book-Entry Depositary or the Note Custodian shall (i) deliver to the Trustee that portion of each Global Note with respect to which Book-Entry Interests have been tendered and received in exchange therefor (to the extent such portions of such Global Note are accepted pursuant to the Exchange Offer) and shall receive from the Trustee a new Unrestricted Global Note in like principal amount as the Book-Entry Interests tendered in respect of such Global Notes which such new Unrestricted Global Note shall be substantially in the form of the Global Note set out in Exhibit C of the Indenture, (ii) issue to the applicable Depositaries a new Certificated Depositary Interest representing an interest in the new Unrestricted Global Note, (iii) record any changes in the principal amount of the Certificated Depositary Interests representing interests in each of the Regulation S Global Note, the Rule 144A Global Note and the Unrestricted Global Note and (iv) notify the Depositaries of any such changes. Book-Entry Interests in each Unrestricted Global Note shall be assigned a Common Code and ISIN number different from those assigned to Book-Entry Interests in the Rule 144A Global Notes or the Regulation S Global Notes (if such Unrestricted Global Note is not a Regulation S Global
Note).

SECTION 2.04 RECORD OF TRANSFER OF THE CERTIFICATED DEPOSITARY INTERESTS.

            The Issuer hereby appoints the Book-Entry Depositary as its agent for the sole purpose of maintaining at its Corporate Trust Office records in which it shall (i) record the Depositaries as the initial owners of the Certificated Depositary Interests, (ii) record the transfer of any Certificated Depositary Interests and (iii) record the increases and decreases in the principal amount represented by Certificated Depositary Interests. The Certificated Depositary Interests shall not be transferred (i) except as a whole and only to a Depositary, (ii) unless such transfer is noted in the records of the Book-Entry Depositary and (iii) unless such transfer is confirmed by the applicable Depositary and ownership of the Certificated Depositary Interests are transferred to and registered in the name of a Depositary, authorized by the transferor Depositary and approved by the Issuer. The Book-Entry Depositary shall not recognize any transfer or exchange of ownership of the Certificated Depositary Interests that does not comply with the provisions of this Section
2.04. The Book-Entry Depositary shall treat the Person in whose name a Certificated Depositary Interest is recorded in its records as the owner thereof for all purposes whatsoever and shall not be bound or affected by any notice to the contrary, other than an order of a court having jurisdiction over the Book-Entry Depositary.

            The foregoing paragraph shall not (i) impose an obligation on the Book-Entry Depositary or the Note Custodian to record the interests in or transfers of Book-Entry Interests held by Participants in a Depositary or Persons that may hold Book-Entry Interests through

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Participants in a Depositary or (ii) restrict transfers of such Book-Entry
Interests held by Participants in a Depositary or such Persons.

            In connection with the Book-Entry Depositary's appointment as the Issuer's agent under this Section 2.04, the Issuer shall have such rights and obligations as regards removal of the Book-Entry Depositary and appointment of a successor as are specified in Section 3.06 hereof.

SECTION 2.05 TRANSFER OF THE GLOBAL NOTES.

            The Note Custodian shall hold each Global Note in custody for and on behalf of the Book-Entry Depositary. Neither the Note Custodian nor the Book-Entry Depositary shall transfer or lend any Global Note or any interest therein except (i) as provided by Section 2.7 of the Indenture or Section 2.03 of this Agreement, (ii) a Global Note may be exchanged or replaced pursuant to
Section 2.8 of the Indenture, (iii) any Global Note may be delivered to the Trustee for cancellation pursuant to Section 2.12 of the Indenture and (iv) that Global Notes may be transferred as a whole (A) by the Book-Entry Depositary to a nominee or custodian of the Book-Entry Depositary or (B) by a nominee or custodian of the Book-Entry Depositary to the Book-Entry Depositary or, in the case of each (A) and (B), to another successor of the Book-Entry Depositary or a nominee or custodian of such successor, located outside Ireland who becomes such a successor in accordance with the provisions of Sections 3.06 and 3.07 hereof (and, in the case of clause (iv), who is acceptable to the Issuer). Notwithstanding the foregoing, the Note Custodian and the Book-Entry Depositary shall not under any circumstances surrender or deliver any Global Notes to a Depositary. If (i) a Depositary notifies the Issuer at any time that it is unwilling or unable to continue as depositary for Certificated Depositary Interests representing the Global Notes and a successor depositary is not appointed within 90 days of such notification, (b) the Book-Entry Depositary notifies the Issuer at any time that it is unwilling or unable to continue as book-entry depositary and a successor book-entry depositary is not appointed by issuer within 90 days, (c) a Depositary requests the issuance of Definitive Notes following an Event of Default under the Indenture, (d) at any time if the Issuer in its sole discretion determines and notifies the Trustee that it elects to cause the issuance of Definitive Notes (in whole (but not in part)) or (e) an Event of Default occurs and is continuing and the Issuer is required pursuant to the terms of the Indenture to exchange all or part of a Global Note for one or more Definitive Notes, then the Book-Entry Depositary shall promptly notify the Note Custodian and the Trustee and request the Trustee to issue Definitive Notes in such names and denominations as the Holder shall specify in accordance with Article Two of the Indenture and the Book-Entry Depositary agrees that in such event it will promptly surrender, or cause the Note Custodian to surrender, the Global Notes held by it to the Trustee in connection with such exchange and that such Global Notes will be cancelled upon issuance of such Definitive Notes. In no event will Definitive Notes be issued in bearer form.

            Delivery of Definitive Notes pursuant to this Section 2.05 shall be made free of any fees of the Book-Entry Depositary to a Depositary or the beneficial owner thereof.

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SECTION 2.06 CANCELLATION.

            If any Global Note is surrendered for payment or for redemption or purchase by the Issuer of Notes evidenced thereby or for exchange for Definitive Notes to any Person other than the Trustee, then such Global Note shall, subject to the provisions of this Article II, become void and be delivered to the Trustee for cancellation in whole or in part.

SECTION 2.07 PAYMENTS IN RESPECT OF THE CERTIFICATED DEPOSITARY INTERESTS AND GLOBAL NOTES.

            (a) Whenever the Book-Entry Depositary shall receive from the Trustee (or other paying agent appointed under the Indenture) any payment on any Global Note, the amount so received shall be distributed promptly to the Depositary entitled thereto on the corresponding payment date for such Global Note. So long as Euro clear or Clearstream is the Depositary, such payments shall be made in accordance with the Applicable Procedures.

            (b) The Book-Entry Depositary shall forward to the Issuer or its agents such information from its records as the Issuer may reasonably request to enable the Issuer or its agents to file necessary reports with governmental agencies and the Book-Entry Depositary, the Issuer may (but shall not be required to) file any such reports necessary to obtain benefits under any applicable tax treaties for the Depositaries or beneficial owners of Book-Entry Interests.

            (c) None of the Issuer, the Trustee, the Book-Entry Depositary, the Note Custodian or any agent of the Issuer, the Trustee or the Book-Entry Depositary shall have any responsibility or liability for any aspect of the records relating to payments made by a Depositary (or its direct or indirect Participants) on account of Book-Entry Interests or for maintaining, supervising or reviewing any records relating to such Book-Entry Interests.

            (d) Notwithstanding any other provision of this Agreement, the Book-Entry Depositary shall be required to pay to any Depositary only amounts (including Additional Amounts) received by the Book-Entry Depositary under a Global Note in which such Depositary holds an interest.

SECTION 2.08 CHANGE IN PRINCIPAL AMOUNT OF GLOBAL NOTES.

            (a) Upon transfer or exchange of a beneficial interest in one Global Note for another Global Note as provided in Section 2.7 of the Indenture or upon the issuance of Definitive Notes in accordance with Section 2.6 of the Indenture, the Book-Entry Depositary shall adjust accordingly the principal amounts of the Certificated Depositary Interests and shall confirm such adjustments with the applicable Depositary. The Book-Entry Depositary shall present the Global Notes to the Trustee or its agent to reduce or increase the principal amount thereof in accordance with Section 2.7 of the Indenture.

            (b) In the event that the Issuer exercises any right of redemption in respect of any Notes constituting all or any part of a Global Note or purchases any Notes constituting all or any part of a Global Note pursuant to an offer to purchase Notes pursuant to the Indenture, the Book-Entry Depositary shall promptly cause the Note Custodian to request the Trustee to adjust its records and request the Trustee to endorse the applicable Schedule to such Global Note, in each case to reflect the reduction in the principal amount of such Global Note as a result of such

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redemption or purchase. The redemption price or purchase price payable in connection with the redemption or purchase of a portion of such Global Note shall be equal to the amount received by the Book-Entry Depositary in respect of the aggregate principal amount of the Notes so redeemed or purchased. In addition, the Book-Entry Depositary shall cause the Note Custodian to notify the applicable Depositary of the principal amount redeemed and of a corresponding reduction of the same principal amount of the applicable Certificated Depositary Interest. The Book-Entry Depositary shall pay all such amounts received by it in connection with such redemption to such Depositary.

            (c) Whenever the principal amount at maturity of a Global Note is changed by the Trustee, the Book-Entry Depositary shall cause the Note Custodian to notify the applicable Depositary in each case of the corresponding change in the principal amount of the related Certificated Depositary Interest.

SECTION 2.09 OFFER TO PURCHASE NOTES AND BOOK-ENTRY INTERESTS.

            Upon receipt by the Book-Entry Depositary as Holder of the Global Note of a notice of redemption of the Notes pursuant to the Indenture, the Book-Entry Depositary will forward such notice of redemption to the applicable Depositary with any additional instructions applicable to owners of Book-Entry Interests. Upon notice by the applicable Depositary of the principal amount of Book-Entry Interests tendered for purchase in response to such notice of redemption, the Book-Entry Depositary will cause the Note Custodian to surrender the applicable Global Note in accordance with the instructions set forth in the notice of redemption, indicating the portion of the principal amount of the Global Note that is being tendered for purchase pursuant to the notice of redemption. Upon receipt of any payment resulting from the notice of redemption, the Book-Entry Depositary shall pay any amounts received to the applicable Depositary, indicate the principal amount of the Global Note reduced by the Trustee in connection with the notice of redemption and notify such Depositary of a corresponding reduction in the principal amount of the applicable Certificated Depositary Interest.

SECTION 2.10 TRANSFERS AND TRANSFER RESTRICTIONS.

            Transfers and exchanges of Book-Entry Interests of the kinds specified in Section 2.7 of the Indenture shall be made only in accordance with said Section 2.7 and the Applicable Procedures.

            The parties hereto acknowledge that pursuant to arrangements with the Depositaries, during the Restricted Period, any trades in Book-Entry Interests in a Regulation S Global Note shall only occur in or through accounts maintained at Euro clear and Clearstream.

            Each owner of Book-Entry Interests in the Rule 144A Global Note understands that such Book-Entry Interests have not been registered under the Securities Act and may not be offered, resold, pledged or otherwise transferred by such owner except (a)(i) to a person who such owner reasonably believes is a qualified institutional buyer acquiring for its own account or the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, (ii) in an offshore transaction meeting the requirements of Rule 903 or Rule 904 of Regulation S, (iii) pursuant to an exemption from registration under the Securities Act provided

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by Rule 144 thereunder (if available) or (iv) pursuant to an effective registration statement under the Securities Act and (b) in accordance with all applicable securities laws of the states of the United States and other jurisdictions.

SECTION 2.11 RECORD DATE.

            Whenever any payment is to be made in respect of the Global Notes, the Book-Entry Depositary or the Note Custodian shall receive notice of any action to be taken by the Depositaries or holders of Book-Entry Interests (such notice to be given only through the Depositaries), or whenever the Issuer otherwise deems it appropriate in respect of any other matter, the Issuer shall fix a record date for the determination of the aggregate principal amount of Global Notes represented by Certificated Depositary Interests or the holder who shall be entitled to receive payment in respect of Certificated Depositary Interests or to take any such action or to act in respect of any such matter, which record date shall at all times be the record date for the Global Notes. Subject to the provisions of this Agreement, only the Depositaries in whose names the Certificated Depositary Interests are recorded on the records of the Book-Entry Depositary at the close of business on such record date shall be entitled to receive any such payment, to give instructions as to such action or to act in respect of any such matter.

SECTION 2.12 ACTION IN RESPECT OF THE CERTIFICATED DEPOSITARY INTERESTS OR THE GLOBAL NOTES.

            As soon as practicable, but not later than 10 days after receipt by the Book-Entry Depositary or the Note Custodian of notice of any solicitation of consents or request for a waiver or other action by the Depositaries or owners of Book-Entry Interests or by the Book-Entry Depositary under this Agreement, the Book-Entry Depositary shall mail to the Depositaries a notice containing (a) such information as is contained in the notice received, (b) a statement that the Depositary at the close of business on a specified record date (established in accordance with Section 2.11 hereof) will be entitled, subject to the provisions of or governing the Certificated Depositary Interests or Global Notes, as the case may be, to instruct the Book-Entry Depositary as to the consent, waiver or other action, if any, pertaining to the Certificated Depositary Interests or Global Notes, as the case may be, and (c) a statement as to the manner in which such instructions may be given. Upon the written request of the Depositaries received on or before the date established by the Issuer for such purpose, the Book-Entry Depositary shall, or if applicable, shall cause the Note Custodian to, endeavor insofar as practicable and permitted under the provisions governing the Certificated Depositary Interests or Global Notes, as the case may be, to take such action regarding the requested consent, waiver or other action in respect of such Certificated Depositary Interest or Global Note, as the case may be, in accordance with any instructions set forth in such request. The Book-Entry Depositary and the Note Custodian shall not themselves exercise any discretion in the granting of consents or waivers or the taking of any other action in respect of the Certificated Depositary Interests, the Book-Entry Interests or Global Notes.

SECTION 2.13 CHANGES AFFECTING THE GLOBAL NOTES.

            Upon any reclassification of the Global Notes or upon any merger or consolidation or sale of substantially all the assets affecting the Issuer or to which the Issuer is a party, any securities that shall be received by the Book-Entry Depositary or the Note Custodian

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in exchange for or in respect of a Global Note shall be treated as a new Global
Note or as part of the Global Note under this Agreement and any corresponding Certificated Depositary Interest shall thenceforth represent such Global Note, including such new securities so received.

SECTION 2.14 REPORTS.

            The Book-Entry Depositary and the Note Custodian will as soon as practicable (and in no event later than 10 days from receipt) send to the Depositaries a copy of any notices, reports and other communications received relating to the Issuer, the Global Notes or the Book-Entry Interests.

SECTION 2.15 ADDITIONAL AMOUNTS.

            At least 10 days prior to the first date on which payment of principal, premium, if any, or interest on the Notes is to be made, and at least 10 days prior to any subsequent such date if there has been any change with respect to the matters set forth in the Officers' Certificate described in
Section 4.20 of the Indenture, the Issuer will furnish the Book-Entry Depositary with an Officers' Certificate specifying whether such payment of principal, premium, if any, or interest on the Notes shall be made without withholding or deduction for, or on account of, any Taxes and the amount, if any, required to be withheld on such payments and the amount, if any, of additional amounts payable, net of amounts to which the Depositaries or owner of Book-Entry Interests is not entitled. The Book-Entry Depositary shall have no responsibility for determining whether a Depositary or any owner of a Book-Entry Interest is entitled to the payment of Additional Amounts, but shall be entitled to rely conclusively for this purpose on the Officers' Certificate or on certifications from any Depositary. The Issuer shall, prior to the date on which the Book-Entry Depositary is required to make such payment, pay to the Book-Entry Depositary amounts equal to any Additional Amounts payable on such date by the Book-Entry Depositary under this Agreement. The Issuer shall indemnify the Book-Entry Depositary for, and hold it harmless against, any loss, liability or expense reasonably incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by it in reliance on any Officers' Certificate furnished to them pursuant to this
Section 2.15 or failure to furnish any such Officers' Certificate. Notwithstanding anything to the contrary provided above, the Book-Entry Depositary shall pay or cause to be paid Additional Amounts only out of funds that shall be received by it from the Issuer for that purpose.

                                  ARTICLE THREE

                THE BOOK-ENTRY DEPOSITARY AND THE NOTE CUSTODIAN

SECTION 3.01 CERTAIN DUTIES AND RESPONSIBILITIES.

            (a) The Book-Entry Depositary and the Note Custodian undertake to perform such duties and only such duties as are specifically set forth in this Agreement. The Book-Entry Depositary may perform or execute any of its duties or powers hereunder either directly or through its agents.

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            The Book-Entry Depositary and the Note Custodian shall not incur any liability to any Depositary with respect to any Certificated Depositary
Interest, any owner of Book-Entry Interests or any other Person hereunder or in connection herewith if, by reason of any provision of any present or future law or regulation of any governmental or regulatory authority or securities exchange, or by reason of any act of God or war or other circumstance beyond the control of the Book-Entry Depositary and the Note Custodian, the Book-Entry Depositary and the Note Custodian shall be prevented or forbidden from doing or performing any act or thing that the terms of this Agreement provide shall be done or performed.

            The Book-Entry Depositary and the Note Custodian shall not be liable under this Agreement other than by reason of their own bad faith, willful misconduct or negligence in the performance of such duties as are specifically set forth in this Agreement. The Book-Entry Depositary and the Note Custodian shall not be liable for any damages resulting from the transfer or delivery of the Book-Entry Interests in accordance with the terms of this Agreement. The Book-Entry Depositary and the Note Custodian shall not be liable for any action or inaction by them done in good faith reliance upon the written advice of legal counsel. The Book-Entry Depositary and the Note Custodian may rely upon any written notice, request, direction or other document believed by them in good faith to be genuine and to have been signed or presented by the proper party or parties.

            The Book-Entry Depositary and the Note Custodian assume no obligation nor shall they be subject to any liability under this Agreement to any Depositary or any owner of Book-Entry Interests or any other Person (including, without limitation, liability with respect to the validity or worth of the Notes), other than that they agree to use their good faith and reasonable care in the performance of such duties as are specifically set forth in this Agreement.

            The Book-Entry Depositary and the Note Custodian make no representation or warranty and shall at no time have any responsibility for, or liability or obligation in respect of, the legality, validity, binding effect, adequacy or enforceability of the Notes, the performance and observance by the Issuer of its obligations under the Notes or the recoverability of any sum of interest and principal due or to become due from the Issuer in respect of the Notes.

            The Book-Entry Depositary and the Note Custodian shall at no time have any responsibility for, or obligation or liability in respect of, the financial condition, creditworthiness, affairs, status or nature of the Issuer.

            The Book-Entry Depositary and the Note Custodian shall not be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Note or in respect of the Book-Entry Interests, or take any other action or omit to take any action under this Agreement, which in their opinion may involve them in expense or liability, unless reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by them in connection therewith is furnished.

            The Book-Entry Depositary and the Note Custodian shall not be liable for any acts or omissions made by a successor depositary or successor note custodian whether in connection with a previous act or omission of the Book-Entry Depositary or Note Custodian or in connection with a matter arising wholly after the removal or resignation of the Book-Entry

Depositary or Note Custodian, provided that the Book-Entry Depositary or Note Custodian, exercised its good faith and reasonable care while it acted as Book-Entry Depositary or Note Custodian, as the case may be.

            The Book-Entry Depositary and the Note Custodian may own and deal in any class of securities of the Issuer and its affiliates and in interests in the Book-Entry Interests. The Book-Entry Depositary and the Note Custodian may enter into other dealings with the Issuer or any of its Affiliates of any nature whatsoever.

SECTION 3.02 NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF NOTES.

            The recitals contained in the Indenture and in the Notes, except the Trustee's certificates of authentication, shall be taken as the statements of the Issuer and the Book-Entry Depositary and the Note Custodian do not assume responsibility for their correctness. The Book-Entry Depositary and the Note Custodian do not make representations as to the validity or sufficiency of this Agreement or of the Notes or of any offering materials. The Book-Entry Depositary and the Note Custodian shall not be accountable for the use or application by the Issuer of the proceeds with respect to the Notes.

SECTION 3.03 MONEY HELD IN TRUST.

            Money held by the Book-Entry Depositary or the Note Custodian in trust hereunder need not be segregated from other funds held by the Book-Entry Depositary or the Note Custodian, except to the extent required by law. The Book-Entry Depositary and the Note Custodian shall not be under any obligation to invest or pay interest on any money received by it hereunder, except as otherwise agreed with the applicable Depositary (or in the absence of such an agreement, with the Issuer).

SECTION 3.04 COMPENSATION AND REIMBURSEMENT.

            The Issuer agrees:

            (a) to pay to the Book-Entry Depositary and the Note Custodian from time to time such compensation as agreed between the Issuer and them in writing for all services tendered by the Book-Entry Depositary or the Note Custodian, as the case may be, hereunder (which compensation shall not be limited by any provision of law with regard to the compensation of a trustee of an express trust);

            (b) to reimburse the Book-Entry Depositary and the Note Custodian and any predecessor Book-Entry Depositary or predecessor Note Custodian upon their request for all reasonable expenses, disbursements and advances incurred or made by the Book-Entry Depositary or by the Note Custodian in accordance with any provision of this Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its gross negligence or bad faith; and

            (c) to indemnify the Book-Entry Depositary and its agents and the Note Custodian and any predecessor Book-Entry Depositary or predecessor Note Custodian for, and to hold them harmless against, any loss, liability or expense incurred without negligence or bad faith on their part, arising out of or in connection with the acceptance or administration of this Agreement and its duties hereunder, including the costs and expenses of defending themselves against or investigating any claim of liability in connection with the exercise or performance of any of their powers or duties hereunder.

            The obligations of the Issuer under this Section 3.04 to compensate and indemnify the Book-Entry Depositary and the Note Custodian and any predecessor Book-Entry Depositary or predecessor Note Custodian and to pay or reimburse the Book-Entry Depositary and the Note Custodian and any predecessor Book-Entry Depositary or predecessor Note Custodian for expenses, disbursements and advances shall survive the payment of the Global Notes, resignation or removal of the Book-Entry Depositary or the Note Custodian and satisfaction, discharge or other termination of this Agreement.

            The Book-Entry Depositary and the Note Custodian shall not be responsible for (1) taxes and other governmental charges or (2) such registration fees as may from time to time be in effect for the registration of transfers of interests in the certificated depositary interests.

SECTION 3.05 GLOBAL DEPOSITARIES REQUIRED; ELIGIBILITY.

            At all times when there is a Book-Entry Depositary and a Note Custodian hereunder, each of them shall be a corporation organized and doing business under the laws of a jurisdiction other than Ireland having, together with its parent, a combined capital and surplus of at least EURO 250,000,000, subject to supervision or examination by the relevant governmental or regulatory authority, and willing to act on reasonable terms. Such corporation will have its principal place of business in London, England if there be such a corporation in such location willing to act upon reasonable and customary terms and conditions. If such corporation, or its parent, publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this
Section 3.05, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Book-Entry Depositary or the Note Custodian shall cease to be eligible in accordance with the provisions of this Section 3.05, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 3.06 RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

            (a) No resignation or removal of the Book-Entry Depositary or the Note Custodian and no appointment of a successor Book-Entry Depositary or a successor Note Custodian pursuant to this Article Three shall become effective until (i) the acceptance of appointment by the successor Book-Entry Depositary or the successor Note Custodian, as the case may be, in accordance with the applicable requirements of Section 3.07 hereof or (ii) the issuance of Definitive Notes in accordance with Sections 2.05 and 2.08 hereof.

            (b) The Book-Entry Depositary or the Note Custodian may resign with respect to the Global Notes by giving written notice thereof to the Issuer and the Depositaries and the Trustee, in accordance with Section 4.01 and
Section 4.02 hereof, 60 days prior to the effective date of such resignation. The Book-Entry Depositary or the Note Custodian may be removed at any time upon 90 days' notice by the filing with it and the Trustee of an instrument in writing signed on behalf of the Issuer and specifying such removal and the date when it is intended to become effective. If the instrument of acceptance by a successor Book-Entry Depositary required by Section 3.08 hereof shall not have been delivered to the Book-Entry Depositary within 30 days after the giving of such notice of resignation, the resigning Book-Entry Depositary or the resigning Note Custodian may petition any court of competent jurisdiction for the appointment of a successor Book-Entry Depositary or a successor Note Custodian, as applicable. If, at the end of 90 days after the delivery of such notice, no successor depositary has been appointed and has accepted such appointment, the Book-Entry Depositary may terminate this Agreement.

            (c)     If at any time:

            (1) the Book-Entry Depositary or the Note Custodian shall cease to be eligible under Section 3.05 hereof, and shall fail to resign after written request therefor by the Issuer or by any Depositary; or

            (2) the Book-Entry Depositary or the Note Custodian shall become incapable of acting with respect to the Certificated Depositary Interests or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Book-Entry Depositary or the Note Custodian or of their respective property shall be appointed or any public officer shall take charge or control of the Book-Entry Depositary or the Note Custodian or of their respective property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Issuer, by Board Resolution, may immediately remove the Book-Entry Depositary or the Note Custodian and appoint a successor Book-Entry Depositary or a successor Note Custodian or (ii) any Depositary, the Book-Entry Depositary or the Note Custodian may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Book-Entry Depositary or the Note Custodian and the appointment of a successor Book-Entry Depositary or a successor Note Custodian unless the Definitive Notes have been issued in accordance with the Indenture. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Book-Entry Depositary or the Note Custodian and appoint a successor Book-Entry Depositary or a successor Note Custodian.

            (d) If the Book-Entry Depositary or the Note Custodian shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Book-Entry Depositary or the Note Custodian for any cause, the Issuer, by Board Resolution, shall promptly appoint a successor Book-Entry Depositary or a successor Note Custodian (other than the Issuer) for the Book-Entry Depositary or the Note Custodian and shall comply with the applicable requirements of Section 3.07 hereof. If no successor Book-Entry Depositary or successor Note Custodian with respect to the Global Notes shall have been so appointed by the Issuer and accepted appointment in the manner required by
Section 3.07, any Holder may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Book-Entry Depositary or a successor Note Custodian unless Definitive Notes have been issued in accordance with the Indenture.

            (e) The Issuer shall give, or shall cause such successor Book-Entry Depositary or successor Note Custodian to give, notice of each resignation and each removal of a Book-Entry Depositary or a Note Custodian and each appointment of a successor Book-Entry Depositary or a successor Note Custodian to the applicable Holder in accordance with Section 4.02 hereof. Each notice shall include the name of the successor Book-Entry Depositary or the successor Note Custodian, as the case may be, and the address of its corporate trust office.

SECTION 3.07 ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

            (a) In case of the appointment hereunder of a successor Book-Entry Depositary or a successor Note Custodian, every such successor Book-Entry Depositary or successor Note Custodian so appointed shall execute, acknowledge and deliver to the Issuer and to the retiring Book-Entry Depositary or the retiring Note Custodian an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Book-Entry Depositary or the retiring Note Custodian shall become effective and such successor Book-Entry Depositary or such successor Note Custodian, without any further act, deed or conveyance, shall become vested with all the rights, powers, agencies and duties of the retiring Book-Entry Depositary or the retiring Note Custodian, with like effect as if originally named as the Book-Entry Depositary hereunder or the Note Custodian hereunder but, on the request of the Issuer or a successor Book-Entry Depositary or a successor Note Custodian, the retiring Book-Entry Depositary or the retiring Note Custodian shall, upon payment of all amounts due and payable to it pursuant to Section 3.04 hereof, execute and deliver an instrument transferring to the successor Book-Entry Depositary or the successor Note Custodian, as the case may be, all the rights and powers of the retiring Book-Entry Depositary or the Note Custodian and shall duly assign, transfer and deliver to the successor Book-Entry Depositary or the successor Note Custodian all property and money held by the retiring Book-Entry Depositary hereunder or the retiring Note Custodian hereunder and shall deliver the Global Notes to the successor.

            (b) Upon request of any such successor Book-entry Depositary or the successor Note Custodian, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to the successor Book-Entry Depositary or the successor Note Custodian, as the case may be, all such rights, powers and agencies referred to in paragraph (a) of this Section 3.07.

            (c) No successor Book-Entry Depositary or successor Note Custodian shall accept its appointment unless at the time of such acceptance such successor Book-Entry Depositary or successor Note Custodian shall be eligible under this Article Three.

            (d) Upon acceptance of appointment by any successor Book-Entry Depositary or successor Note Custodian as provided in this Section 3.07, the Issuer shall give notice thereof to the Depositaries in accordance with Section
4.02 hereof. If the acceptance of appointment is substantially contemporaneous with the resignation of the Book-Entry Depositary or the Note Custodian, then the notice called for by the preceding sentence may be combined with the notice called for the Section 3.06 hereof. If the Issuer fails to give such notice within 15 days after acceptance of appointment by a successor Book-Entry Depositary or a successor Note Custodian, the successor Book-Entry Depositary or the successor Note Custodian shall promptly cause such notice to be given at the expense of the Issuer.

SECTION 3.08 MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS.

            Any corporation into which the Book-Entry Depositary or the Note Custodian may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Book-Entry Depositary or the Note Custodian shall be a party, or any corporation succeeding to all or substantially all the agency business of the Book-Entry Depositary or the Note Custodian, shall be the successor of the Book-Entry Depositary hereunder or the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation shall be otherwise eligible under this Article Three.

                                  ARTICLE FOUR

                            MISCELLANEOUS PROVISIONS

SECTION 4.01 NOTICES TO BOOK-ENTRY DEPOSITARY, NOTE CUSTODIAN OR ISSUER.

            Any request, demand, authorization, direction, notice, consent, waiver or other document provided or permitted by this Agreement to be made upon, given or furnished to, or filed with,

            (a) the Book-Entry Depositary by any Depositary, the Trustee or the Issuer shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and delivered (which may be by facsimile), couriered or mailed and received, first-class postage prepaid, to the Book-Entry Depositary at its Corporate Trust Office, Attention: Corporate Trust and Agency Services, Winchester House, 1 Great Winchester Street, London EC2N 2DB, England, Attention: Corporate Trust and Agency Services (facsimile: +44 207 547 6149) or at any other address previously furnished in writing by the Book-Entry Depositary to any Depositary, the Trustee and the Issuer,

            (b) the Issuer by the Book-Entry Depositary shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and delivered (which may be by facsimile), couriered or mailed and received, first-class postage prepaid to MDP Acquisitions plc, Arthur Cox Building, Earlsfort Terrace, Dublin 2, Ireland,
Attention: Secretary (facsimile +353-1-618-0618) (with a copy (such copy not constituting notice) to Kirkland & Ellis, 200 East Randolph Drive, Chicago, Illinois, 60601, Attention: Dennis Myers (facsimile: +1-312-861-2200)) or at any other address previously furnished in writing to such Book-Entry Depositary by the Issuer or

            (c) the Note Custodian by the Book-Entry Depositary at its corporate trust office, Attention: Corporate Trust and Agency Services, Winchester House, 1 Great Winchester Street, London EC2N 2DB.

SECTION 4.02 NOTICE TO DEPOSITARY AND OWNERS; WAIVER.

            Where this Agreement provides for notice to a Depositary or owners of Book-Entry Interests of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided), if in writing and sent by facsimile transmission or personally delivered, couriered or mailed, first-class postage prepaid, to the Depositary at the address notified to the Book-Entry Depositary, in each case not later than the latest date, and not earlier that the earliest date, prescribed for the giving of such notice. Where this Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by the Depositary shall be filed with the Book-Entry Depositary, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. So long as the Notes are listed on the Luxembourg Stock Exchange and the rules of that stock exchange so require, notices shall be also published in a leading newspaper having general circulation in Luxembourg (which is expected to be the LUXEMBURGER WORT) and such notice shall be deemed to have been given on the date of such publication or, if published more than once on different dates, on the first date on which publication is made.

            In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Book-Entry Depositary shall constitute a sufficient notification for every purpose hereunder.

SECTION 4.03 EFFECT OF HEADINGS.

            The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 4.04 SUCCESSORS AND ASSIGNS.

            All covenants and agreements of the Issuer in this Agreement and the Notes shall bind the Issuer's successors and assigns, whether so expressed or not.

SECTION 4.05 SEPARABILITY CLAUSE.

            In case any provision in this Agreement or in the Notes shall be deemed invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof and thereof shall not in any way be affected or impaired thereby.

SECTION 4.06 BENEFITS OF AGREEMENT.

            Nothing in this Agreement, the Notes or the Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any benefits or any legal or equitable right, remedy or claim under this Agreement. The owners from time to time of the Book-Entry Interests shall be parties to this Agreement and, by their acceptance of delivery of the Book-Entry Interests, shall be deemed to be bound by all of the terms and conditions hereof and of the Indenture and the Notes.

SECTION 4.07 GOVERNING LAW.

            This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 4.08 JURISDICTION.

            By the execution and delivery of this Agreement, the Issuer (i) acknowledges that it has, by separate written instrument, irrevocably designated and appointed National Registered Agents, Inc. as its authorized agent upon which process may be serviced in any suit or proceeding by either Book-Entry Depositary or the Note Custodian arising out of this Agreement that may be instituted in any federal or state court in the Borough of Manhattan, the City of New York, and acknowledges that National Registered Agents, Inc. has accepted such designation, (ii) submits to the jurisdiction of any such court in any such suit or proceeding, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding or any claim of inconvenient forum and (iii) agrees that service of process upon National Registered Agents, Inc. and written notice of said service to it (couriered, mailed or delivered to its Secretary at its principal office) shall be deemed in every respect effective service of process upon it in any such suit or proceeding. The Issuer further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such appointment of National Registered Agents, Inc. in full force and effect so long as this Agreement shall be in full force and effect and so long as any Global Note shall be outstanding.

            To the extent that the Issuer has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or its property, hereby irrevocably waives such immunity in respect of its respective obligations under this Agreement to the fullest extent permitted by law.

SECTION 4.09 COUNTERPARTS.

            This Agreement may be executed in any number of counterparts by the parties hereto on separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

SECTION 4.10 INSPECTION OF AGREEMENT.

            A copy of this Agreement shall be available at all reasonable times during normal business hours at the Corporate Trust Office of the Book-Entry Depositary for inspection upon reasonable prior written notice by any owner of Book-Entry Interests.

SECTION 4.11 SATISFACTION AND DISCHARGE.

            This Agreement upon a Company Order shall cease to be of further effect, and the Book-Entry Depositary and the Note Custodian, at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Agreement, when (i) the Indenture has been satisfied and discharged pursuant to the provisions thereof or Definitive Notes have been issued and the Global Notes have been cancelled in accordance with the provisions of Sections 2.05 or 2.06 hereof and the Indenture, (ii) the Issuer has paid or caused to be paid all sums payable hereunder by the Issuer and (iii) the Issuer has delivered to the Book-Entry Depositary an Officers' Certificate and an Opinion of Counsel, stating that all conditions precedent herein provided relating to the satisfaction and discharge of this Agreement have been complied with.

SECTION 4.12 AMENDMENTS

            The Issuer, the Book-Entry Depositary and the Note Custodian may amend this Agreement without the consent of any Depositary or the owners of Book-Entry Interests:

            (a)     to cure any ambiguity, omissions, defect or inconsistency;

            (b) to add to the covenants and agreements of the Book-Entry Depositary or the Note Custodian or the Issuer;

            (c) to effectuate the assignment of the rights and duties of the Book-Entry Depositary or the Note Custodian to a qualified successor, as provided herein;

            (d) to comply with any requirements of the Securities and Exchange Commission and the TIA; or

            (e) to modify, alter, amend or supplement this Agreement in any other manner that is not adverse to any Depositary or the owners of Book-Entry Interests.

            Except as set forth in this Section 4.12, no amendment that adversely affects any Depositary or the owners of Book-Entry Interests may be made to this Agreement or the Book-Entry Interests without the consent of the applicable Depositary or the owners of Book-Entry Interests.

SECTION 4.13 BOOK-ENTRY DEPOSITARY AND THE NOTE CUSTODIAN TO SIGN AMENDMENTS.

            The Book-Entry Depositary and the Note Custodian shall sign any amendment authorized pursuant to Section 4.12 hereof if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Book-Entry Depositary and the Note Custodian. If it does, the Book-Entry Depositary and the Note Custodian may, but need not, sign it. In signing such amendment, the Book-Entry Depositary and the Note Custodian shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and shall be fully protected in reasonably relying upon, an Officers' Certificate (which need only cover the matters set forth in clause (a) below) and an Opinion of Counsel stating that:

            (a)     such amendment is authorized or permitted by this Agreement;

            (b) the Issuer has all necessary corporate power and authority to execute and deliver the amendment and that the execution, delivery and performance of such amendment has been duly authorized by all necessary corporate action; and

            (c) such amendment has been duly and validly executed and delivered by the Issuer, and this Agreement together with such amendment constitutes a legal, valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and general equitable principles.

            IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

                                        MDP ACQUISITIONS PLC


                                        By:    /s/ SAMUEL M. MENCOFF
                                        Name:  Samuel M. Mencoff
                                        Title: Director


                                        By:    /s/ THOMAS S. SOULELES
                                        Name:  Thomas S. Souleles
                                        Title: Director

                                        DEUTSCHE BANK AG LONDON
                                               as Book-Entry Depositary


                                        By:    /s/ C.A. MORRIS   /s/ SUZIE SMITH
                                        Name:  C.A. Morris       Suzie Smith
                                        Title: Vice President    Vice President


                                        DEUTSCHE BANK AG LONDON
                                               as Note Custodian


                                        By:    /s/ C.A. MORRIS   /s/ SUZIE SMITH
                                        Name:  C.A. Morris       Suzie Smith
                                        Title: Vice President    Vice President

                                                  ANNEX A - Form of Certificated
                                                             Depositary Interest

                        CERTIFICATED DEPOSITARY INTEREST

                         [(REGULATION S)] [(RULE 144A)]

                        15.5% Subordinated Notes due 2013

THIS CERTIFICATED DEPOSITARY INTEREST HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, OR DELIVERED OTHER THAN IN COMPLIANCE WITH THE NOTES DEPOSIT AND CUSTODY AGREEMENT REFERRED TO BELOW.

Unless presented to Deutsche Bank AG London, as Book-Entry Depositary, or its custodian, for registration of transfer, exchange or payment, and any security is issued as authorized by the holder, any transfer, exchange, pledge or payment under this Certificated Depositary Interest will be wrongful.

The holder of this Certificated Depositary Interest is subject to, and entitled to the benefit of, (A) the Euro Indenture dated as of October 2, 2002, among MDP Acquisitions plc, a public limited company incorporated under the laws of Ireland and having its registered office at Arthur Cox Building, Earlsfort Center, Earlsfort Terrace, Dublin 2, Ireland (the "Issuer"), Deutsche Bank Trust Company Americas, as Trustee, Registrar and Paying Agent, Deutsche Bank Luxembourg S.A. as Paying Agent and transfer agent, and Deutsche Bank AG London as Principal Paying Agent and transfer agent, and (B) the Deposit and Custody Agreement (the "Deposit and Custody Agreement") dated as of October 2, 2002, among the Issuer, the Book-Entry Depositary, the Note Custodian (as defined therein) and owners from time to time of Book-Entry interests (as defined therein).

The Book-Entry Depositary hereby certifies that Deutsche Bank AG London, as Common Depositary for Euroclear and Clearstream is recorded in the records of the Book-Entry Depositary as the owner of a certificated depositary interest representing initially EURO ___________ in aggregate principal amount of 15.5% Subordinated Notes due 2013 of the Issuer, or such greater or lesser amount as shall be shown by the most recent entry in the schedule hereto.

This Certificated Depositary Interest shall be transferable only in accordance with the Deposit and Custody Agreement.

UNLESS PRESENTED BY A DEPOSITARY TO THE BOOK-ENTRY DEPOSITARY FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATED DEPOSITARY INTEREST ISSUED IS REGISTERED TO THE DEPOSITARY (OR AS OTHERWISE AUTHORIZED BY THE DEPOSITARY), ANY TRANSFER, EXCHANGE, PLEDGE OR PAYMENT OF THIS CERTIFICATED DEPOSITARY INTEREST SHALL BE WRONGFUL. THE BOOK-ENTRY DEPOSITARY SHALL NOT RECOGNIZE ANY TRANSFER, EXCHANGE, PLEDGE OR PAYMENT OF THIS CERTIFICATED DEPOSITARY INTEREST THAT DOES NOT COMPLY WITH THESE REQUIREMENTS.

IN WITNESS whereof the Book-Entry Depositary has caused this Certificated Depositary Interest to be duly executed.

Dated:_________________________, 2002


                                               DEUTSCHE BANK AG LONDON


                                               By:
                                                  ------------------------------
                                               Duly Authorized Signatory
                                               Title:

                          SCHEDULE OF PRINCIPAL AMOUNT

The initial principal amount at maturity of this Certificated Depositary Interest shall be EURO ______. The following decreases/increases in the principal amount of this Certificated Depositary Interest have been made.

                                                                            TOTAL PRINCIPAL         NOTATION MADE BY
                                                                            AMOUNT FOLLOWING        OR ON BEHALF OF
DATE OF                    DECREASE IN             INCREASE IN              SUCH                    BOOK-ENTRY
DECREASE/INCREASE          PRINCIPAL AMOUNT        PRINCIPAL AMOUNT         DECREASE/INCREASE       DEPOSITARY

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